CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 n this Registration Statement on Form S-2 of our report dated August 6, 1997, which appears on page F1 of our financial statements included in the Imaging Diagnostic Systems, Inc. Form 10-KSB, dated September 26, 1997 and to the reference to our firm under the caption "Experts" in the Prospectus.


                                        /s/ MARGOLIES, FINK AND WICHROWSKI
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                                            Margolies, Fink and Wichrowski
Pompano Beach, Florida
July 17, 1998